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                                                                    EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Beverly Enterprises, Inc. 1997 Long-Term Incentive Plan of our report dated February 5, 2001, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP







         July 25, 2001

         Little Rock, Arkansas